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                                                                     EXHIBIT 5.1


                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130
                                    ---------
                  MIAMI (305) 789-3200 o BROWARD (954) 463-5440
                               FAX (305) 789-3395
                              WWW.STEARNSWEAVER.COM

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
 E. RICHARD ALHADEFF           ALICE R. HUNEYCUTT            PATRICIA A. REDMOND                        OWEN S. FREED
 MARK C. ALHADEFF              RICHARD B. JACKSON            ELIZABETH G. RICE                          SENIOR COUNSEL
 LOUISE JACOWITZ ALLEN         SHARON LEE JOHNSON            GLENN M. RISSMAN
 STUART D. AMES                MARISSA D. KELLEY             ANDREW L. RODMAN
 ALEXANDER ANGUEIRA            MICHAEL I. KEYES              KELLY A. RUANE                             DAVID M. SMITH
 CRISTINA M. AVELLO            ROBERT T. KOFMAN              RENE G. SAGEBIEN                        LAND USE CONSULTANT
 LAWRENCE J. BAILIN            ANASTASIA I. KOKOTIS          MIMI L. SALL
 ANA T. BARNETT                DAVID P. LHOTA                NICOLE S. SAYFIE
 CHRISTOPHER L. BARNETT        PETER D. LOPEZ                RICHARD E. SCHATZ                           TAMPA OFFICE
 PATRICK A. BARRY              TERRY M. LOVELL               DAVID M. SEIFER                              SUITE 2200
 JEFFREY S. BARTEL             JOY SPILLIS LUNDEEN           JOSE G. SEPULVEDA                    SUNTRUST FINANCIAL CENTRE
 SUSAN FLEMING BENNETT         GEOFFREY MacDONALD            JAY B. SHAPIRO                        401 EAST JACKSON STREET
 LISA K. BERG                  MONA E. MARKUS                MARTIN S. SIMKOVIC                      TAMPA, FLORIDA 33602
 RICHARD I. BLINDERMAN         BRIAN J. McDONOUGH            CECILIA DURAN SIMMONS
 MARK D. BOWEN                 ANDREW D. McNAMEE             CURTIS H. SITTERSON
 MATTHEW W. BUTTRICK           ANTONIO R. MENENDEZ           MARK D. SOLOV                              (813) 223-4800
 JENNIFER STEARNS BUTTRICK     FRANCISCO J. MENENDEZ         EUGENE E. STEARNS
 CARLOS J. CANINO              ALISON W. MILLER              BRADFORD SWING
 JOAN M. CANNY                 HAROLD D. MOOREFIELD, JR.     SUSAN J. TOEPFER                       FORT LAUDERDALE OFFICE
 PETER L. DESIDERIO            JIMMY L. MORALES              ANNETTE TORRES                               SUITE 1900
 MARK P. DIKEMAN               JOHN N. MURATIDES             DENNIS R. TURNER                     200 EAST BROWARD BOULEVARD
 DREW M. DILLWORTH             JEFFREY A. NORMAN             JONATHAN C. VAIR                   FORT LAUDERDALE, FLORIDA 33301
 SHARON QUINN DIXON            ROCIO L. OLIVENCIA            RONALD L. WEAVER
 ALAN H. FEIN                  JOHN K. OLSON                 RORY B. WEINER
 ANGELO M. FILIPPI             KAREN J. ORLIN                ROBERT I. WEISSLER                         (954) 462-9500
 ROBERT E. GALLAGHER, JR.      JENNIFER I. PERTNOY           PATRICIA G. WELLES
 DAREN S. GARCIA               DAVID C. POLLACK              K. TAYLOR WHITE
 CHAVA E. GENET                DARRIN J. QUAM                MARTIN B. WOODS
 ERIN S. GOLDSTEIN             THOMAS J. QUARLES
 PATRICIA K. GREEN             JOHN M. RAWICZ

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                                February 14, 2003


Mr. Alan B. Levan
Chairman of the Board of Directors
Levitt Corporation
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

         Re:      LEVITT CORPORATION-$100,000,000 OF SUBORDINATED INVESTMENT
                  NOTES

Dear Mr. Levan:

         We have acted as counsel for Levitt Corporation (the "Company") in connection with the proposed offer and sale by the Company of up to $100,000,000 in aggregate principal amount of subordinated investment notes (the "Investment Notes"). With respect to such offering of the Investment Notes, the Company has filed a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"). It is contemplated that the Investment Notes will be issued pursuant to an Indenture to be entered into between the Company and U.S. Bank National Association, a national banking association, as trustee (the "Indenture").

         In connection with this opinion, we have examined the executed originals or photostatic copies of (i) the Articles of Incorporation and Bylaws of the Company, (ii) the Registration Statement, including the prospectus contained therein (the "Prospectus"), (iii) the form of Indenture filed as an


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exhibit to the Registration Statement and (iv) such other reports, records, documents and proceedings as we have considered necessary to render this opinion.

         We have assumed, without independent investigation, the (i) authenticity of all documents submitted to us as originals, (ii) conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and (iii) genuineness of all signatures. Further, with regard to questions of fact material to this opinion, we have relied upon certificates of public officials, corporate agents of the Company and such other certificates as we deemed relevant. We have also assumed that the Indenture will be in the form filed as an exhibit to the Registration Statement and will have been duly executed and delivered by the Company and U.S. Bank National Association, as trustee.

         We are qualified to practice law only in the State of Florida and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the law of the State of Florida and the federal law of the United States.

         This opinion is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is further limited by the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and by general principles of equity. The opinions expressed herein may be affected by new developments in court decisions, changes in legislation or changes in facts, assumptions or other information upon which our opinion is based.

         Based upon and subject to the foregoing, we are of the opinion that the Investment Notes that are being offered and sold by the Company pursuant to the Registration Statement, when issued by the Company as contemplated by the Registration Statement and in accordance with the Indenture, will be binding obligations of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.


                                                 Very truly yours,

                                             /s/ STEARNS WEAVER MILLER WEISSLER
                                             ----------------------------------
                                                 STEARNS WEAVER MILLER WEISSLER
                                                 ALHADEFF & SITTERSON, P.A.



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            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.